EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Inergetics, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2013 (the "Form 10-Q"), I, Michael C. James, Chief Executive Officer and Chief Financial Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that the Company's Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2013	/s/ Michael C. James
Michael C. James
Chief Executive Officer and Chief Financial Officer